Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2011, with respect to the consolidated financial statements and internal controls over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2011 of ReachLocal, Inc. (“Company”). We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.

/s/ GRANT THORNTON LLP

Los Angeles, California
March 15, 2012